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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K


                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                         Date of Report
               (Date of earliest event reported)
                         April 14, 1998

                     GIANT INDUSTRIES, INC.
    (Exact name of registrant as specified in its charter)

                           Delaware
           (State or jurisdiction of incorporation)

            1-10398                      86-0642718
   (Commission File Number)   (IRS Employer Identification No.)


          23733 North Scottsdale Road
              Scottsdale, Arizona                 85255
     (Address of principal executive offices)   (Zip Code)

        Registrant's telephone number, including area code
                        (602) 585-8888
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ITEM 5. OTHER EVENTS

     On April 14, 1998, the Board of Directors of Giant Industries, Inc. ("Giant") approved an Agreement and Plan of Merger (the "Merger Agreement") whereby Holly Corporation ("Holly") would be merged with and into Giant (the "Merger"). The Merger is conditioned upon the approval of Giant's and Holly's stockholders and other conditions stated in the Merger Agreement. Included as an attachment to the Merger Agreement is a Major Stockholders' Agreement pursuant to which certain stockholders of Giant and Holly agree to vote in favor of the Merger in any meeting of stockholders of the respective companies. A copy of the Merger Agreement, including the Major Stockholders' Agreement, is attached hereto as Exhibit 2.1, which documents are incorporated in their entirety herein by reference. See "Index to Exhibits."
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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                   /s/ A. Wayne Davenport
                   -------------------------------------------
                   A. Wayne Davenport
                   Vice President and Chief Financial Officer
                   (Principal Financial and Accounting Officer)

Date: April 20, 1998

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                     INDEX TO EXHIBITS


Exhibit
Number                        Description
-------    --------------------------------------------------

  2.1      Agreement and Plan of Merger, by and between Holly
           Corporation and Giant Industries, Inc., dated as of April 14, 1998.